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                     SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                  FORM 8-K/A
                                AMENDMENT NO. 1



                                 CURRENT REPORT



                     Pursuant to Section 13 of 15(d) of the
                        Securities Exchange Act of 1934




                                  March 11, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                          SILVERTHORNE PRODUCTION COMPANY
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                  0-17730                 84-0189377
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


           16053 Via Viajera, Rancho Santa Fe, California  92091
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                               (619) 759-9123
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     In the Form 8-K dated March 11, 1999, Silverthorne Production Company (the "Company") erroneously reported that the Company had completed a transaction pursuant to which the Company acquired all of the outstanding shares of Pricenet.com, Inc. in exchange for common stock of the Company. In fact this transaction was never closed. As the first step towards closing the transaction the Company had issued 34,000,000 shares of common stock to the shareholders of Pricenet.com. The Company then planned to hold a shareholders meeting to approve certain matters which were required before the Pricenet.com transaction could be closed. Before the meeting was held the parties mutually agreed to terminate the transaction and cancel the 34,000,000 shares. This termination was reported in a Form 8-K dated March 30, 1999.

     In the Form 8-K dated March 11, 1999, it was erroneously reported that the existing officers and directors of the Company had resigned and that persons selected by Pricenet.com had been elected as officers and directors of the Company. In fact the existing officer and director of the Company had agreed to resign and elect new officers and directors effective on the closing of the transaction. Since the transaction never closed, the resignation and the election of the new directors was never effective. Therefore, David L. Jackson was the President and sole director of the Company throughout the Month of March 1999.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  SILVERTHORNE PRODUCTION COMPANY


Dated:  August 23, 1999           By:/s/ David L. Jackson
                                     David L. Jackson, President